                           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                           -----------------------------------------



To the Administrative Committee of the
	Research-Cottrell, Inc. Corporate
 Division Profit Sharing Plan:

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K into Air & Water Technologies Corporation previously filed Registration Statement on Form S-8
(File No. 33-35939).



                                     	ARTHUR ANDERSEN & CO.


Roseland, New Jersey
June 28,1994